UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report: January 7, 2022

OWENS  & MINOR, INC.

(Exact name of Registrant as specified in charter)

Virginia	001-09810	54-1701843
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip code)

Post Office Box 27626, Richmond, Virginia	23261-7626
(Mailing address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 723-7000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2 par value per share	OMI	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Merger Agreement

On January 7, 2022, Owens & Minor, Inc., a Virginia corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Apria, Inc., a Delaware corporation (“Apria”), and StoneOak Merger Sub Inc., a Delaware corporation and an indirect, wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into Apria (the “Merger”) with Apria surviving the Merger as an indirect, wholly owned subsidiary of the Company.

The board of directors of the Company determined that in accordance with its good faith business judgment of the best interests of the Company, the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the Company and its stockholders, and unanimously approved the Merger Agreement and the transactions contemplated thereby.

At the effective time of the Merger (the “Effective Time”), each share of Apria’s common stock, par value $0.01 per share (“Apria Common Stock”) (other than shares held by Apria (including shares held in treasury), the Company or any of their direct or wholly owned subsidiaries and shares owned by stockholders who have properly made and not waived, withdrawn or lost a demand for appraisal rights) will be converted into the right to receive $37.50 in cash (the “Merger Consideration”). Pursuant to the Merger Agreement, at the Effective Time, (i) each outstanding Apria restricted stock unit, whether vested or unvested, will be cancelled in exchange for a cash payment, without interest and subject to withholding, based on the Merger Consideration, (ii) each outstanding Apria performance stock unit, whether vested or unvested, will be cancelled in exchange for a cash payment, without interest and subject to withholding, based on the Merger Consideration and based on the attainment of applicable performance metrics at the greater of target or actual level of performance as of the date of the closing of the Merger (the “Closing Date”), as determined by the board of directors of Apria in good faith after reasonable consultation with the Company, (iii) (a) each outstanding vested Apria long-term incentive plan award that is deemed earned in accordance with the terms of the applicable governing documents (after giving effect to the incremental vesting resulting from the Merger), as determined by the board of directors of Apria after reasonable consultation with the Company, will be cancelled in exchange for a cash payment, without interest and subject to applicable withholding, based on the Merger Consideration and (b) each outstanding unvested Apria long-term incentive plan award (after giving effect to incremental vesting resulting from the Merger) will be cancelled for no consideration and (iv) each outstanding Apria stock appreciation right, whether vested or unvested, will be cancelled in exchange for a cash payment, without interest and subject to withholding, equal to the total value of the payout that would have been earned in accordance with the terms of the applicable governing documents (including any previously unpaid dividends or dividend equivalents thereon, in accordance with such governing documents).

The parties’ obligations to effect the Merger are subject to the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the outstanding shares of Apria Common Stock. Each of the parties’ obligation to effect the Merger is also subject to the satisfaction (or waiver, if permissible under applicable law) of the following conditions: (i) the absence of any order, judgment or injunction, among other things, that enjoins, makes illegal or otherwise prohibits the consummation of the Merger, (ii) expiration or early termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (iii) other customary closing conditions, including the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers), and the other party’s compliance in all material respects with its obligations under the Merger Agreement. The Company’s obligation to effect the Merger is also subject to the satisfaction (or waiver, if permissible under applicable law) of the condition that, since the date of the Merger Agreement, there has not been any effect, change or event, among other things, that has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) and is continuing as of the Closing Date.

The Company has obtained debt financing commitments to finance the transactions contemplated by the Merger Agreement and pay related fees and expenses pursuant to that certain commitment letter, dated as of January 7, 2021 (the “Commitment Letter”), between the Company and JPMorgan Chase Bank, N.A. Pursuant to the Commitment Letter, JPMorgan Chase Bank, N.A. has agreed to provide (x) committed acquisition debt financing in the form of (i) a term loan B facility in an aggregate principal amount of $1.9 billion and (y) an increase to its revolving credit commitments under the Company’s existing credit agreement in an aggregate principal amount of $35 million (which existing credit agreement currently provides for borrowing capacity of $300 million). Pursuant to the Commitment Letter, JPM Morgan Chase Bank, N.A. has also agreed to, on a best efforts basis, arrange for an additional increase to the revolving credit commitments under the Company’s existing credit agreement in an aggregate principal amount of $65 million. The obligations of JPMorgan Chase Bank, N.A. to provide debt financing under the Commitment Letter are subject to a number of customary conditions.

The Merger Agreement contains representations and warranties customary for transactions of this type. Apria has agreed to various customary covenants and agreements, including, among others, (i) agreements to use commercially reasonable efforts to conduct its and its subsidiaries’ and affiliated entities’ businesses in the ordinary course of business during the period between the date of the Merger Agreement and the Effective Time and not to engage in certain kinds of transactions during this period, and (ii) to call a special meeting of its stockholders to adopt the Merger Agreement.

Apria has also agreed not to (i) solicit proposals relating to certain alternative transactions or (ii) participate in any discussions or negotiations regarding, or furnish any non-public information relating to Apria in connection with, any proposal for an alternative transaction, subject to certain exceptions to permit the board of directors of Apria to comply with its fiduciary duties. Notwithstanding these “no-shop” restrictions, prior to obtaining the Stockholder Approval, under specified circumstances, the board of directors of Apria may change its recommendation to its stockholders to adopt and approve the Merger Agreement and approve the Merger in connection with an intervening event or in connection with a superior proposal (in which latter case Apria may also terminate the Merger Agreement to accept such superior proposal upon payment of the termination fee described below).

The Merger Agreement contains certain termination rights for the Company and Apria, including the right of Apria to terminate the Merger Agreement to accept a superior proposal, subject to specified limitations, and provides that, among other circumstances, upon termination of the Merger Agreement by the Company or Apria upon specified conditions in connection with Apria’s entry into a superior proposal, Apria will be required to pay the Company a termination fee of $41,970,000. In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by July 7, 2022.

Simultaneously with the execution and delivery of the Merger Agreement, each of Apria Holdings, LLC, a Delaware limited liability company, John G. Figueroa and Daniel J. Starck (each, a “Supporting Apria Stockholder”) entered into a support agreement with the Company and Merger Sub (each, a “Support Agreement”), pursuant to which such Supporting Apria Stockholder agreed to vote its or his shares of Apria Common Stock: (i) in favor of the adoption and approval of the Merger Agreement and the approval of the Merger; (ii) against certain acquisition proposals; and (iii) against any other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or the other transactions contemplated by the Merger Agreement. Each Supporting Apria Stockholder will be prohibited from (i) soliciting proposals relating to certain alternative transactions or (ii) participating in any discussions or negotiations regarding, or furnish any non-public information relating to Apria in connection with, any proposal for an alternative transaction, to the same extent that Apria is prohibited from taking such actions under the Merger Agreement.

The Supporting Apria Stockholders collectively own approximately 42.9% of the outstanding shares of Apria Common Stock. Each of the Support Agreements terminates automatically, among other things, upon the termination of the Merger Agreement.

A copy of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement. The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, attached hereto as Exhibit 2.01 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Item 7.01.	Regulation FD Disclosure.

On January 10, 2022, the Company and Apria issued a joint press release announcing the transactions contemplated by the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation dated January 10, 2022 that the Company has prepared in connection with the announcement of the transactions contemplated by the Merger Agreement. On January 10, 2022, the Company will hold a conference call to discuss the transaction contemplated by the Merger Agreement at 8:00 am Eastern time.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding our expectations regarding the proposed Merger and the future performance and financial results of the Company’s business and other non-historical statements. Some of these statements can be identified by terms and phrases such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. The Company cautions readers of this communication that such “forward looking statements”, wherever they occur in this communication or in other statements attributable to the Company, are necessarily estimates reflecting the judgment of the Company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause the Company’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability to complete the proposed Merger due to the failure to obtain approval of Apria’s stockholders for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed Merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed Merger; the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, suppliers and other third parties, as well as it operating results and business generally; the risk that the proposed Merger will not be consummated in a timely manner; exceeding the expected costs of the Merger; the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies.

Additional factors that could cause the Company’s actual outcomes or results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the period ended December 31, 2020 and Quarterly Reports on Form 10-Q for the periods ended June 30, 2021 and September 30, 2021, as such factors may be further updated from time to time in the Company’s other filings with the Securities and Exchange Commission (“SEC”). These reports are or will be accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

2.01	Agreement and Plan of Merger, dated as of January 7, 2022, by and among the Company, Apria and Merger Sub

99.1	Joint Press Release of the Company and Apria, dated as of January 10, 2022

99.2	Investor Presentation, dated as of January 10, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: January 10, 2022	By:	/s/ Nicholas J. Pace
	Name:	Nicholas J. Pace
	Title:	Executive Vice President, General Counsel & Corporate Secretary